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Exhibit 10.9

Time-Based Vesting Version

CUBIC CORPORATION

2005 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD GRANT NOTICE AND
RESTRICTED STOCK UNIT AWARD AGREEMENT

        Cubic Corporation, a Delaware corporation (the "Company"), pursuant to its 2005 Equity Incentive Plan (the "Plan"), hereby grants to the participant listed below ("Participant"), an award of restricted stock units ("Restricted Stock Units" or "RSUs") with respect to the number of shares of the Company's Common Stock (the "Shares") indicated below. Each RSU is hereby granted in tandem with a corresponding dividend equivalent, as further described in Article II of the Restricted Stock Unit Agreement (the "Dividend Equivalents"). This award for Restricted Stock Units and the corresponding Dividend Equivalents (this "Award") is subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the "Restricted Stock Unit Agreement") and in the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Unit Agreement.

Participant:
Grant Date:
Total Number of RSUs:
Distribution Schedule:
Subject to the terms of the Restricted Stock Unit Agreement, the RSUs (and their corresponding Dividend Equivalents) shall be distributable in accordance with Section 1.1 of the Restricted Stock Unit Agreement.
Vesting Schedule:	Subject to the terms of the Restricted Stock Unit Agreement, the RSUs shall vest as set forth on Exhibit B to this Grant Notice.

        By his or her signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Agreement and this Grant Notice. Participant has reviewed the Restricted Stock Unit Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Unit Agreement and the Plan. Participant has been provided with a copy or electronic access to a copy of the prospectus for the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board (or any Committee to which administration of the Plan has been delegated by the Board) upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Unit Agreement. The Award is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and the Restricted Stock Unit Agreement, the terms of the Plan shall control.

        Participant acknowledges that his or her acceptance of the terms and conditions of the Plan, the Restricted Stock Unit Agreement and this Grant Notice by his or her signature below is a condition to the receipt of this Award. As a result, unless otherwise determined by the Board (or any Committee to which administration of the Plan has been delegated by the Board), in the event Participant does not sign this Grant Notice in the space indicated below and return the executed Grant Notice to the Company within sixty (60) days of the Grant Date, this Award shall be forfeited and Participant shall have no further rights thereto.

CUBIC CORPORATION	PARTICIPANT
By:	By:
Print Name:	Print Name:
Title:

EXHIBIT A

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

RESTRICTED STOCK UNIT AWARD AGREEMENT

        Pursuant to the Restricted Stock Unit Award Grant Notice (the "Grant Notice") to which this Restricted Stock Unit Award Agreement (this "Agreement") is attached, the Company has granted to Participant the right to receive the number of RSUs set forth in the Grant Notice, and their corresponding Dividend Equivalents pursuant to Article II, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan.

ARTICLE I

AWARD OF RESTRICTED STOCK UNITS

        1.1    Award of Restricted Stock Units.

          (a)    Award.    In consideration of Participant's continued employment or service with the Company or any Affiliate thereof and for other good and valuable consideration, the Company hereby grants to Participant the right to receive the number of RSUs set forth in the Grant Notice and their corresponding Dividend Equivalents pursuant to Article II, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan. Prior to actual issuance of any Shares, the RSUs, the Dividend Equivalents and the Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.

          (b)    Vesting.    The RSUs subject to the Award shall vest in accordance with the Vesting Schedule set forth in Exhibit B to the Grant Notice. Unless and until the RSUs have vested in accordance with the Vesting Schedule set forth in the Grant Notice, Participant will have no right to any distribution with respect to such RSUs. Unless otherwise provided in Exhibit B to the Grant Notice, in the event of Participant's termination of Continuous Service prior to the vesting of all of the RSUs, any unvested RSUs will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company.

          (c)    Distribution of RSUs.

              (i)  Shares of Common Stock shall be distributed to Participant (or in the event of Participant's death, to his or her estate) with respect to Participant's vested RSUs (and their corresponding Dividend Equivalents) within ten (10) days following the date on which such RSUs vest as specified in the Vesting Schedule set forth in Exhibit B to the Grant Notice, subject to the terms and provisions of the Plan and this Agreement.

             (ii)  All distributions shall be made by the Company in the form of whole shares of Common Stock.

            (iii)  Neither the time nor form of distribution of Common Stock with respect to the RSUs and the Dividend Equivalents may be changed, except as may be permitted by the Board (or any Committee to which administration of the Plan has been delegated by the Board) in accordance with the Plan and Section 409A of the Code and the Treasury Regulations thereunder.

          (d)    Generally.    Shares issued under the Award shall be issued to Participant or Participant's beneficiaries, as the case may be, at the sole discretion of the Board (or any Committee to which administration of the Plan has been delegated by the Board), in either (i) uncertificated form, with the Shares recorded in the name of Participant in the books and records of the Company's transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement; or (ii) certificate form. In no event will fractional shares be issued upon settlement of the Award. In lieu of any fractional Share, the Company shall make a cash payment to Participant equal to the Fair Market Value of such fractional Share on the date the RSUs and the Dividend Equivalents are settled pursuant to this Section 1.1.

        1.2    Tax Withholding.

          (a)   The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs or the Dividend Equivalents to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting of the RSUs or the Dividend Equivalents, the distribution of the Shares issuable with respect thereto, or any other taxable event related to the RSUs or the Dividend Equivalents (the "Tax Withholding Obligation").

          (b)   Unless Participant elects to satisfy the Tax Withholding Obligation by some other means in accordance with clause (c) below, Participant's acceptance of this Award constitutes Participant's instruction and authorization to the Company to withhold a net number of vested Shares otherwise issuable pursuant to the RSUs or the Dividend Equivalents having a then-current Fair Market Value not exceeding the amount necessary to satisfy the Tax Withholding Obligation of the Company and its Affiliates based on the minimum applicable statutory withholding rates. In the event Participant's Tax Withholding Obligation will be satisfied under this Section 1.2(b), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant's behalf a whole number of shares from those Shares issuable to Participant upon settlement of the RSUs or the Dividend Equivalents as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy Participant's Tax Withholding Obligation. Participant's acceptance of this Award constitutes Participant's instruction and authorization to the Company and such brokerage firm to complete the transactions described above, including the transactions described in the previous sentence, as applicable. Any Shares to be sold at the Company's direction through a broker-assisted sale will be sold on the day the Tax Withholding Obligation arises or as soon thereafter as practicable. The Shares may be sold as part of a block trade with other participants of the Plan in which all participants receive an average price. Participant will be responsible for all broker's fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed Participant's Tax Withholding Obligation, the Company agrees to pay such excess in cash to Participant as soon as practicable. Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy Participant's Tax Withholding Obligation.

          (c)   At any time not less than five (5) business days before any Tax Withholding Obligation arises, Participant may elect to satisfy the Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation in one or more of the forms specified below:

              (i)  by cash or check made payable to the Company;

             (ii)  by the deduction of such amount from other compensation payable to Participant;

            (iii)  with the consent of the Board (or any Committee to which administration of the Plan has been delegated by the Board), by tendering vested Shares owned by Participant having a then-current Fair Market Value not exceeding the amount necessary to satisfy the Tax Withholding Obligation of the Company and its Affiliates based on the minimum applicable statutory withholding rates;

            (iv)  through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to the Shares issuable pursuant to the RSUs and/or Dividend Equivalents then vesting and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or its Affiliate with respect to which the Tax Withholding Obligation arises in satisfaction of such obligation; provided that payment of such proceeds is then made to the Company or the applicable Affiliate at such time as may be required by the Board (or any Committee to which administration of the Plan has been delegated by the Board), but in any event not later than the settlement of such sale; or

             (v)  in any combination of the foregoing.

          (d)   To the maximum extent permitted by applicable law, the Company further has the authority to deduct or withhold such amount as is necessary to satisfy any Tax Withholding Obligation from other compensation payable to Participant with respect to any taxable event arising from vesting of the RSUs or the receipt of the Shares upon settlement of the RSUs or the Dividend Equivalents.

ARTICLE II

DIVIDEND EQUIVALENTS

        2.1    Grant of Dividend Equivalents.    The Company hereby grants to Participant an award of Dividend Equivalents as set forth in this Article II (the "Dividend Equivalents"), subject to all of the terms and conditions in this Agreement and the Plan. The Dividend Equivalents hereunder shall remain outstanding from the Grant Date through the earlier to occur of (a) the termination or forfeiture for any reason of the RSU to which such Dividend Equivalent corresponds, or (b) the delivery to Participant of the shares of Common Stock underlying the RSU to which such Dividend Equivalent corresponds. Participant shall not be entitled to any payment under a Dividend Equivalent with respect to any dividend with a record date that occurs prior to the Grant Date or after the termination of such RSU for any reason, whether due to payment, forfeiture or otherwise. If any RSU linked to a Dividend Equivalent fails to vest and is forfeited for any reason, then (a) the linked Dividend Equivalent shall be forfeited as well, (b) any amounts otherwise payable in respect of such Dividend Equivalent shall be forfeited without payment, and (c) the Company shall have no further obligations in respect of such Dividend Equivalent.

        2.2    Payment of Dividend Equivalents.    Dividend Equivalents shall be paid in shares of Common Stock only on the number of shares of Common Stock underlying the RSUs that vest in accordance with this Agreement by determining the sum of the dividends paid or payable on such number of shares of Common Stock with respect to each record date that occurs between the Grant Date and the date on which the RSUs are settled pursuant to Section 1.1(c) (without any interest or compounding), divided (to the third decimal point) by the Fair Market Value of the Common Stock on the date on which the RSUs are settled pursuant to Section 1.1(c). The issuance of shares of Common Stock in settlement of the Dividend Equivalents shall occur at the same time as the vested RSUs to which such Dividend Equivalents correspond are settled pursuant to Section 1.1(c). In no event will fractional shares be issued upon settlement of the Dividend Equivalents. In lieu of any fractional Share, the Company shall make a cash payment to Participant equal to the Fair Market Value of such fractional Share on the date the Dividend Equivalents are settled pursuant to this Article II.

        2.3    Separate Payments.    Dividend Equivalents and any amounts that may become distributable in respect thereof shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code.

 ARTICLE III

RESTRICTIONS

        3.1    Award and Interests Not Transferable.    This Award, including the RSUs and the Dividend Equivalents awarded hereunder, may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares issuable pursuant to the Award have been issued, and all restrictions applicable to such Shares have lapsed. This Award and the rights and privileges conferred hereby, including the RSUs and the Dividend Equivalents awarded hereunder, shall not be liable for the debts, contracts or engagements of Participant or his or her successors in interest and shall not be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

        3.2    Rights as Stockholder.    Neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares issuable hereunder unless and until certificates representing such Shares (which may be in uncertificated form) will have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant shall have all the rights of a stockholder of the Company, including with respect to the right to vote the Shares and the right to receive any cash or share dividends or other distributions paid to or made with respect to the Shares.

        3.3    Trading Restrictions.    The Company may establish periods from time to time during which Participant's ability to engage in transactions involving the Company's Common Stock is subject to specific restrictions ("Restricted Periods"). Participant may be subject to restrictions giving rise to a Restricted Period for any reason that the Company determines appropriate, including, restrictions generally applicable to employees or groups of employees or restrictions applicable to Participant during an investigation of allegations of misconduct or conduct detrimental to the Company or any Affiliate by Participant.

        3.4    Award Subject to Clawback.    This Award, including the RSUs and the Dividend Equivalents awarded hereunder, and any Shares issuable upon vesting of the RSUs or the Dividend Equivalents, are subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time pursuant to laws or regulations, including without limitation, any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by applicable law.

        3.5    Conditions to Issuance of Shares.    The Company shall not be required to issue or deliver any Shares issuable upon the vesting of the RSUs or the Dividend Equivalents prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the U.S. Securities and Exchange Commission or other governmental regulatory body, which the Board (or any Committee to which administration of the Plan has been delegated by the Board) shall, in its sole and absolute discretion, deem necessary and advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Board (or any Committee to which administration of the Plan has been delegated by the Board) shall, in its absolute discretion, determine to be necessary or advisable, (d) the lapse of any such reasonable period of time following the date the RSUs vest as the Board (or any Committee to which administration of the Plan has been delegated by the Board) may from time to time establish for reasons of administrative convenience, and (e) the receipt by the Company of full payment of any applicable withholding tax in any manner permitted under Section 1.2 above.

ARTICLE IV

OTHER PROVISIONS

        4.1    No Right to Continued Employment, Service or Awards.

          (a)   Nothing in the Plan, the Grant Notice, or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, except to the extent expressly provided otherwise in a written agreement between the Company or any Affiliate and Participant.

          (b)   The grant of the Award is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Future grants, if any, will be at the sole discretion of the Company. In addition, the value of the Award is an extraordinary item of compensation outside the scope of any employment contract. As such, the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. The future value of the underlying Common Stock is unknown and cannot be predicted with certainty.

        4.2    Adjustments.    Participant acknowledges that the Award, including the vesting of the Award and the number of Shares subject to the Award, is subject to adjustment in the discretion of the Board (or any Committee to which administration of the Plan has been delegated by the Board) upon the occurrence of certain events as provided in this Agreement and Section 11 of the Plan.

        4.3    Notices.    Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company's corporate headquarters or to the then-current email address for the Secretary of the Company, and any notice to be given to Participant shall be addressed to Participant at the most recent physical or email address for Participant listed in the Company's personnel records. By a notice given pursuant to this Section 4.3, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

        4.4    Titles.    Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

        4.5    Governing Law; Venue; Severability.    The laws of the State of California shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. The parties agree that any suit, action, or proceeding arising out of or relating to the Plan or this Agreement shall be brought in the United States District Court for the Southern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in San Diego County, California) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection a party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Agreement shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

        4.6    Conformity to Securities Laws.    Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the United States Securities and Exchange Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Awards are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

        4.7    Tax Representations.    Participant has reviewed with Participant's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

        4.8    Successors and Assigns.    The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

        4.9    Limitations Applicable to Section 16 Persons.    Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the RSUs, the Dividend Equivalents, the Plan and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

        4.10    Amendment, Suspension and Termination.    To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board (or any Committee to which administration of the Plan has been delegated by the Board); provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall impair any rights or obligations under this Agreement in any material way without the prior written consent of Participant.

        4.11    Paperless Administration.    By accepting this Award, Participant hereby agrees to receive documentation related to the Award by electronic delivery, such as a system using an internet website or interactive voice response, maintained by the Company or a third party designated by the Company.

        4.12    Entire Agreement.    The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all oral, implied or written promises, statements, understandings, undertakings and agreements between the Company and Participant with respect to the subject matter hereof, including without limitation, the provisions of any employment agreement or offer letter regarding equity awards to be awarded to Participant by the Company, or any other oral, implied or written promises, statements, understandings, undertakings or agreements by the Company or any of its representatives regarding equity awards to be awarded to Participant by the Company.

        4.13    Section 409A.

          (a)   Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (together with any Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date, "Section 409A"). The Board (or any Committee to which administration of the Plan has been delegated by the Board) may, in its discretion, adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Board (or any Committee to which administration of the Plan has been delegated by the Board) determines are necessary or appropriate to comply with the requirements of Section 409A.

          (b)   This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the Shares issuable pursuant to the RSUs and the Dividend Equivalents corresponding thereto shall be distributed to Participant no later than the later of: (i) the fifteenth (15th) day of the third month following Participant's first taxable year in which such RSUs are no longer subject to a substantial risk of forfeiture, and (ii) the fifteenth (15th) day of the third month following first taxable year of the Company in which such RSUs are no longer subject to substantial risk of forfeiture, as determined in accordance with Section 409A and any Treasury Regulations and other guidance issued thereunder.

          (c)   For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that Participant may be eligible to receive under this Agreement shall be treated as a separate and distinct payment.

EXHIBIT B

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

VESTING SCHEDULE

        1.    Time-Based Vesting.    The RSUs shall vest in four (4) equal installments on each of [      ], [      ], [      ] and [      ].

        2.    Accelerated Vesting.    Notwithstanding the foregoing, the RSUs shall vest immediately (a) in the event Participant's Continuous Service terminates as a result of his or her death or Disability, or (b) upon Participant's Covered Termination. The provisions of the Company's Transition Protection Plan, as amended from time to time, are not applicable to the accelerated vesting provisions of any awards made under the Plan. The accelerated vesting provisions of the Plan and the Award grant documents shall govern.

        3.    Forfeiture.    Any portion of the Award and any RSUs which do not vest pursuant to Sections 1 or 2 above shall automatically and without further action be cancelled and forfeited by Participant, and Participant shall have no further right or interest in or with respect to such portion of the Award or RSUs.

        4.    Definitions.    For purposes of this Agreement, the following terms shall have the meanings given below:

          (a)   "Constructive Termination" means a voluntary termination of employment by Participant after one of the following is undertaken without Participant's express written consent:

              (i)  a substantial reduction in the nature or scope of Participant's authority, duties, function or responsibilities (and not simply a change in title or reporting relationships) in effect immediately prior to the effective date of the Change in Control; provided, however, that it shall not be a "Constructive Termination" if, following the effective date of the Change in Control, either (A) the Company is retained as a separate legal entity or business unit and Participant holds the same position in such legal entity or business unit as Participant held before such effective date, or (B) the Participant holds a position with authority, duties, function or responsibilities comparable (though not necessarily identical, in view of the relative sizes of the Company and the entity involved in the Change in Control) to those of Participant prior to the effective date of the Change in Control;

             (ii)  a material reduction in Participant's base compensation (except for base compensation decreases generally applicable to the Company's other similarly-situated employees); or

            (iii)  an increase in Participant's one-way driving distance from Participant's principal personal residence to the principal office or business location at which Participant is required to perform services of more than 50 miles, except for required travel for the Company's business to the extent substantially consistent with Participant's prior business travel obligations;

            (iv)  a material breach by the Company of any provisions of this Agreement or any enforceable written agreement between the Company and Participant.

          Notwithstanding the foregoing, a voluntary termination shall not be deemed a Constructive Termination unless (x) Participant provides the Company with written notice that Participant believes that an event described above has occurred, (y) such notice is given within three (3) months of the date the event occurred, and (z) the Company does not rescind or cure the conduct giving rise to the event described above within ten (10) days of receipt by the Company of such

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  notice from Participant. A Participant's resignation from employment with the Company for Good Reason must occur within ninety (90) days following the expiration of the foregoing cure period.

          (b)   "Covered Termination" shall mean Participant's Involuntary Termination Without Cause or Constructive Termination within twelve (12) months following the effective date of a Change in Control.

          (c)   "Involuntary Termination Without Cause" shall mean Participant's involuntary termination of employment by the Company other than for one of the following reasons:

              (i)  the willful and continued failure of Participant to perform substantially his or her duties to the Company as those duties exist on the date of the Change in Control, other than any failure resulting from circumstances outside Participant's control, or from incapacity of Participant due to physical or mental illness or Disability, or following Participant's delivery of notice of Constructive Termination, after a written demand for substantial performance is delivered to Participant, which demand specifically identifies the manner in which the Company believes the Participant has not substantially performed his or her duties satisfactorily, and provided that the Company demonstrates that such failure has a demonstrably harmful impact on the Company or its reputation, and provided further that Participant has been given a period of at least thirty (30) days to cure his or her failure in performance. No act or failure to act shall be considered "willful" unless it is done, or omitted to be done, in bad faith or without reasonable belief that the action was in the best interests of the Company or its Affiliates;

             (ii)  Participant's gross negligence or breach of fiduciary duty to the Company involving personal profit, personal dishonesty or recklessness, or Participant's material breach of any agreement with the Company, including a material violation of Company policies and procedures; provided that such termination of employment occurs within twelve (12) months following the Company's discover of such event; or

            (iii)  Participant's conviction (which has become final) or entry of a plea of guilty or nolo contendere regarding an act that would be deemed a felony under California or Federal criminal statutes (or any comparable criminal laws of any jurisdiction in which Participant is permanently employed by the Company or an Affiliate) that has a demonstrably harmful impact on the Company's business or reputation, as determined in good faith by the Company's Executive Compensation Committee, provided that such termination of employment occurs within twelve (12) months following the Company's discover of such event.

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QuickLinks

  Exhibit 10.9 Time-Based Vesting Version
CUBIC CORPORATION 2005 EQUITY INCENTIVE PLAN RESTRICTED STOCK UNIT AWARD GRANT NOTICE AND RESTRICTED STOCK UNIT AWARD AGREEMENT
EXHIBIT A TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE RESTRICTED STOCK UNIT AWARD AGREEMENT
ARTICLE I AWARD OF RESTRICTED STOCK UNITS
ARTICLE II DIVIDEND EQUIVALENTS
ARTICLE III RESTRICTIONS
ARTICLE IV OTHER PROVISIONS
EXHIBIT B TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE VESTING SCHEDULE